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                                                                    EXHIBIT 99.1


PRESS RELEASE      =============================================================

                                         CONTACT:
                                         CAROLYN A. FREDRICH
                                         Director - Investor Relations
                                         Alliance Resource Partners, L.P.
                                         1717 South Boulder Avenue, Suite 600
                                         Tulsa, Oklahoma 74119
                                         (918) 295-7642

FOR IMMEDIATE RELEASE

ALLIANCE RESOURCE PARTNERS, L.P.
Alliance Resource Partners, L.P. Completes Public Offering of Partnership Units

         TULSA, Oklahoma, February 10, 2003 - Alliance Resource Partners, L.P. (NASDAQ: ARLP) announced that it has completed its public offering of 2,250,000 common units. The common units were priced at $22.51 per unit, based on the closing price of the common units on the Nasdaq National Market on February 10, 2003. The Partnership has granted the underwriters an option to purchase up to 337,500 additional common units to cover over-allotments.

         The Partnership intends to principally use the net proceeds from the offering of approximately $48.1 million to finance the pending purchase of ownership interests in Warrior Coal, LLC and for working capital and general partnership purposes. If the Warrior Coal acquisition is not completed, it will use all of the net proceeds for working capital and general partnership purposes. Pending these uses, the proceeds will be invested in investment grade securities.

         Copies of the Prospectus Supplement related to the offering may be obtained from Salomon Smith Barney, Inc., the lead underwriter of the offering, at Salomon Smith Barney, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220 (Telephone: (718) 765-6732). In addition to Salomon Smith Barney, Inc., the underwriters of the offering were Lehman Brothers Inc. and A.G. Edwards & Sons, Inc.

         THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE LIMITED PARTNER INTERESTS DESCRIBED IN THIS PRESS RELEASE, NOR SHALL THERE BE ANY SALE OF THESE LIMITED PARTNER UNITS IN ANY STATE OR JURISDICTION IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION. THE OFFERING MAY BE MADE ONLY BY MEANS OF A PROSPECTUS AND RELATED PROSPECTUS SUPPLEMENT.

         Alliance Resource Partners is the nation's only publicly traded master limited partnership involved in the production and marketing of coal. Alliance Resource Partners currently operates seven mining complexes in Illinois, Indiana, Kentucky and Maryland.

         FORWARD-LOOKING STATEMENTS: WITH THE EXCEPTION OF HISTORICAL MATTERS, ANY MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM PROJECTED RESULTS. THESE RISKS, UNCERTAINTIES AND CONTINGENCIES INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: COMPETITION IN COAL MARKETS AND OUR ABILITY TO RESPOND TO THE

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COMPETITION; FLUCTUATION IN COAL PRICES, WHICH COULD ADVERSELY AFFECT OUR
OPERATING RESULTS AND CASH FLOWS; DEREGULATION OF THE ELECTRIC UTILITY INDUSTRY AND/OR THE EFFECTS OF ANY ADVERSE CHANGES IN THE DOMESTIC COAL INDUSTRY, ELECTRIC UTILITY INDUSTRY, OR GENERAL ECONOMIC CONDITIONS; DEPENDENCE ON SIGNIFICANT CUSTOMER CONTRACTS, INCLUDING RENEWING CUSTOMER CONTRACTS UPON EXPIRATION; CUSTOMER CANCELLATIONS OF, OR BREACHES TO, EXISTING CONTRACTS; CUSTOMER DELAYS OR DEFAULTS IN MAKING PAYMENTS; FLUCTUATIONS IN COAL DEMAND, PRICE AND AVAILABILITY DUE TO LABOR AND TRANSPORTATION COSTS AND DISRUPTIONS, EQUIPMENT AVAILABILITY, GOVERNMENTAL REGULATIONS AND OTHER FACTORS; OUR PRODUCTIVITY LEVELS AND MARGINS THAT WE EARN ON OUR COAL SALES; ANY UNANTICIPATED INCREASES IN LABOR COSTS, ADVERSE CHANGES IN WORK RULES, OR UNEXPECTED CASH PAYMENTS ASSOCIATED WITH POST-MINE RECLAMATION AND WORKERS' COMPENSATION CLAIMS; GREATER THAN EXPECTED ENVIRONMENTAL REGULATIONS, COSTS AND LIABILITIES; A VARIETY OF OPERATIONAL, GEOLOGIC, PERMITTING, LABOR AND WEATHER-RELATED FACTORS; RISKS OF MAJOR MINE-RELATED ACCIDENTS OR INTERRUPTIONS; RESULTS OF LITIGATION; DIFFICULTY MAINTAINING OUR SURETY BONDS FOR MINE RECLAMATION AS WELL AS WORKERS' COMPENSATION AND BLACK LUNG BENEFITS; DIFFICULTY OBTAINING COMMERCIAL PROPERTY INSURANCE; AND RISKS ASSOCIATED WITH OUR 15.48% PARTICIPATION (EXCLUDING ANY APPLICABLE DEDUCTIBLE) IN THE COMMERCIAL PROPERTY PROGRAM.

ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS CAN BE FOUND IN THE PARTNERSHIP'S PUBLIC PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), INCLUDING THE PARTNERSHIP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 FILED ON APRIL 1, 2002, AS AMENDED ON FORM 10-K/A FOR ITEMS 1, 2 AND 8 FILED WITH THE SEC ON NOVEMBER 25, 2002. EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, THE PARTNERSHIP DOES NOT INTEND TO UPDATE ITS FORWARD-LOOKING STATEMENTS.


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